Exhibit 10.3


                             SHAREHOLDERS AGREEMENT

         THIS AGREEMENT is made and entered into as of the 14 day of November, 1997 by and among Venturian Corp. ("Venturian"), a corporation organized and existing under the laws of the State of Minnesota; Atio Corporation International, Inc. ("Atio"), a corporation organized and existing under the laws of the state of Delaware; Ilan Sharon ("Sharon" and, collectively with Venturian, and Atio, the "Shareholders"); and Venturian Software Enterprises, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Minnesota that will change its name to Atio Corporation USA, Inc. promptly following the execution and delivery of this Agreement.

                                    PREMISES:

         1. The Shareholders are the holders of all of the issued and outstanding shares of the capital stock of the Corporation and parties to that certain agreement (the "Joint Venture Agreement") dated October 23, 1997 among Venturian, Atio, Atio Corporation (PTY) Ltd ("Atio (PTY)"), Sharon, and the Corporation.

         2. Atio (PTY) owns a majority of the issued and outstanding shares of the capital stock of Atio and will benefit from Atio's ownership of shares in the Corporation.

         3. The Shareholders and the Corporation desire to enter into this Agreement concerning the transfer of shares in the Corporation and certain matters with respect to the governance of the Corporation.

         4. Promptly following the execution and delivery of this Agreement, the Corporation and Atio (PTY) are entering into certain agreements (collectively, the "License

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Agreement") pursuant to which Atio (PTY) is licensing certain intellectual property to the Corporation and agreeing to provide certain development services in connection therewith.

          5. The Corporation is making a pre-payment of $800,000.00 (the "Prepayment") in consideration of development services to be provided by Atio
(PTY) under the License Agreement and such Prepayment is being applied as a payment of amounts owing by Atio (PTY) to the Corporation as the purchase price for the Shares to be issued to Atio under the Joint Venture Agreement.

         In consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

I.       GOVERNANCE

         A. VOTING OF SHARES. Each Shareholder shall vote all shares of the Corporation's capital stock now held or hereafter acquired by such Shareholder to effectuate the provisions of this Section 1, and each Shareholder shall take all such other action as is reasonably necessary to carry out the provisions of this Section 1.

         B. BOARD OF DIRECTORS. The Corporation shall be governed by a board of six directors or such greater number as to which Venturian and Atio may agree. Subject to Section 1.4 below, and except as Venturian and Atio may mutually agree, 50% of such directors shall be designated by Venturian (the "Venturian Directors") and 50% of such directors shall be designated by Atio (the "Atio Directors"). Venturian shall have the power to remove any Venturian Director and to designate any director to fill any vacancy created upon the resignation, death or removal of any Venturian Director; and Atio shall have the power to remove any Atio Director and to designate any director to fill any vacancy created upon the resignation, death or removal of any Atio Director.

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         C. SUPERMAJORITY ACTION. The following actions by the Corporation shall require the affirmative vote of 75% of all of the Corporation's directors:

              1. The approval of each annual budget for the business and operation of the Corporation;

              2. Any expenditures, or any contracts, commitments or other arrangements involving expenditures, which in the aggregate exceed the aggregate amount provided for such year in a budget approved pursuant to subparagraph (a) above;

              3. The issuance by the Corporation of any shares of its capital stock or other securities;

              4. The incurrence by the Corporation of any indebtedness for borrowed money in excess of $1,000,000 outstanding at any one time;

              5. Any sale, lease, license or other transfer by the Corporation of any patents, copyrights, trademarks, trade secrets or other intellectual property of the Corporation, including any license or other rights held by the Corporation with respect to the intellectual property of others ("Intellectual Property"), other than in the ordinary course of business;

              6. Any sale, lease, license or other transfer by the Corporation of any assets other than Intellectual Property having a value equal to or greater than 10% of the net book value of the Corporation (determined in accordance with generally accepted accounting principles consistently applied), other than in the ordinary course of business;

              7. Any merger, exchange or transfer (within the meaning of Minnesota Statutes ss.302A.601 et seq. or a successor statute) to which the Corporation is a party (other than a merger pursuant to Section 1.7 below);

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              8. Any redemption by the Corporation of any shares of its capital stock or other securities;

              9. Any declaration or payment by the Corporation of any dividend or other distribution;

              10. Any amendment or restatement of the Corporation's articles of incorporation or by-laws; and

              11. Any transaction between the Corporation and an Affiliate (as hereinafter defined) of Venturian or Atio. For purposes of this Agreement, a person, corporation, partnership, limited liability company, joint venture, trust or other entity shall be deemed to be an "Affiliate" of Venturian or Atio, as the case may be, if such person or entity directly or indirectly controls, is controlled by, or is under common control with Venturian or Atio, as the case may be; and a person or entity shall be deemed to control another person or entity if it (i) owns, beneficially or of record, or has the power to vote, more than 5% of the issued and outstanding voting securities of such person or entity, or (ii) has the power to elect or otherwise designate 25% or more of the members of the board of directors or other governing body of such person or entity, or (iii) otherwise has the power to direct the management or affairs of such person or entity. Notwithstanding the foregoing, Willem Ellis and Mark Chodos are each hereby deemed to be an Affiliate of Atio and Gary Rappaport and Ilan Sharon are each hereby deemed to be an Affiliate of Venturian.

         D. ADDITIONAL CAPITAL.

              1. In the event that either Venturian or Atio (the "Principal Shareholders") determines that the Corporation requires additional capital and that such capital should not be raised from a third party, if the parties have been unable to reach agreement with respect thereto through deliberations of the Corporation's board of directors, the Principal Shareholder making such

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determination (the "Calling Shareholder") shall deliver to each other
Shareholder written notice of such determination (the "Capital Call Notice"), specifying the amount of additional capital required (the "Capital Contribution") and the price per share at which the Capital Contribution is to be made; provided, however, that Atio shall not have the right to be a "Calling Shareholder" or issue a "Capital Call End Notice" unless and until all Deferred Installments (as defined in the Joint Venture Agreement) shall have been paid in full. The aggregate amount of the Capital Contribution shall in no event exceed the reasonably foreseeable capital requirements of the Corporation for the 12 month period following the date that the Capital Contribution is to be made. Within 60 days of its receipt of the Capital Call Notice (the "Capital Call Notice Period"), the other Principal Shareholder (the "Non-Calling Shareholder") shall by written notice delivered to each Shareholder elect or decline to make its Proportionate Share (as hereinafter defined) of the Capital Contribution. In the event that the Non-Calling Shareholder does not deliver to the Calling Shareholder, within the Capital Call Notice Period, written notice electing or declining to make its Proportionate Share of the Capital Contribution, the Non-Calling Shareholder shall be deemed to have declined to make its Proportionate Share of the Capital Contribution.

              2. Sharon shall have the right to make his Ratable Share (as hereinafter defined) of any portion of any Capital Contribution that Venturian makes or has the right to make pursuant to this Section 1.4 by notifying all Shareholders of his election to do so not later than five days prior to the expiration of the Capital Call Notice Period, and any capital to be contributed by Venturian pursuant to this Section 1.4 may otherwise be divided between Venturian and Sharon in such proportion as they may agree. If Sharon elects to make his Ratable Share of any Capital Contribution, the portion of the Capital Contribution to be made by Venturian shall be reduced

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accordingly so that the aggregate portion of the Capital Contribution made by
Venturian and Sharon is not greater than Venturian's Proportionate Share of such Capital Contribution.

              3. Within 30 days after the expiration of the Capital Call Notice Period, (i) the Calling Shareholder shall pay to the Corporation its Proportionate Share of the Capital Contribution, and (ii) the Non-Calling Shareholder (and Sharon, if he has so elected pursuant to paragraph (b) above) shall pay to the Corporation its Proportionate Share of the Capital Contribution if the Non-Calling Shareholder has elected to make its Proportionate Share of the Capital Contribution, and (iii) if the Non-Calling Shareholder has declined to make its Proportionate Share of the Capital Contribution, the Calling Shareholder may pay to the Corporation such additional portion of the Capital Contribution as the Calling Shareholder elects to pay (but the aggregate amount paid by all Shareholders shall in no event exceed the amount of the Capital Contribution as specified in the Capital Call Notice). All payments of the Capital Contribution pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds in United States dollars to an account designated by the Corporation. Immediately upon each Shareholder's payment of a portion of the Capital Contribution pursuant to this Section 1.4, the Corporation shall issue to such Shareholder a certificate or certificates representing that number of Shares (as defined in Section 2.1 below) that is equal to the portion of the Capital Contribution made by such Shareholder multiplied by the price per share set forth in the Capital Call Notice.

              4. In the event that a Capital Contribution (or a portion thereof) is made in accordance with this Section 1.4 by one but not both Principal Shareholders, the number of directors to be designated by Atio and Venturian, respectively, following such Capital Contribution shall be adjusted to equal each Principal Shareholder's Proportionate Share of the Shares outstanding following such Capital Contribution. In such event, the Principal Shareholder with the larger

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Proportionate Share of the Shares outstanding shall have the right to designate not less than a majority of the total number of directors, but the number of directors designated by such Principal Shareholder shall otherwise be rounded down to the nearest whole number and the other Principal Shareholder shall have the right to designate the remaining directors. In the event that a Capital Contribution (or a portion thereof) is made in accordance with this Section 1.4 by Venturian but not Atio, Atio's right to designate the chief executive officer of the Corporation pursuant to Section 1.6 hereof shall terminate and be of no further force or effect.

              5. The "Proportionate Share" of Atio shall be the proportion that the number of Shares held by Atio bears to the total number of Shares held by Atio, Venturian and Sharon, and the "Proportionate Share" of Venturian shall be equal to the proportion that the number of Shares held by Venturian and Sharon bears to the total number of Shares held by Venturian, Sharon and Atio. The "Ratable Share" of Sharon shall be equal to the proportion that the number of Shares held by Sharon bears to the total number of Shares held by Sharon and Venturian.

         E. BUY OUT UPON DEADLOCK.

              1. In the event that, at any time following the second anniversary of the date of this Agreement, either Venturian or Atio have unsuccessfully attempted to receive, at two or more separate meetings of the Corporation's shareholders or its board of directors (as the case may be), the approval of the Corporation's directors or its shareholders for the Corporation to take any action requiring the approval of such directors or shareholders (a "Demanded Action"), Venturian or Atio, as the case may be (the "Initiating Shareholder") may deliver to each of the other Shareholders written notice (an "Initiating Notice") specifying the Demanded Action and a price per share at which the Initiating Shareholder is willing either (i) to sell all of its Shares to the other Principal Shareholder

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in accordance with this Section 1.5, or (ii) purchase all of the Shares of the other Principal Shareholder in accordance with the provisions of this Section
1.5.

              2. Not later than 120 days following its receipt of an Initiating Notice (the "Election Period"), the Principal Shareholder that is not the Initiating Shareholder (the "Non-Initiating Shareholder") shall deliver to each of the other Shareholders written notice specifying whether the Non-Initiating Shareholder (i) acquiesces in the Demanded Action, or (ii) elects to purchase all of the Shares of the Initiating Shareholder at the purchase price set forth in the Initiating Notice, or (iii) elects to sell all of its Shares to the Initiating Shareholder at the purchase price set forth in the Initiating Notice. If the Non-Initiating Shareholder elects to acquiesce in the Demanded Action, both Principal Shareholders shall vote their shares and cause the directors designated by them to vote to cause the Corporation to take the Demanded Action. If the Non-Initiating Shareholder elects to purchase the Shares of the Initiating Shareholder, the Initiating Shareholder shall sell to the Non-Initiating Shareholder, and the Non-Initiating Shareholder shall purchase from the Initiating Shareholder, all of the Shares of the Initiating Shareholder at the per Share purchase price set forth in the Initiating Notice and at a closing conducted in accordance with paragraph (d) below. If the Non-Initiating Shareholder elects to sell its Shares to the Initiating Shareholder, the Non-Initiating Shareholder shall sell all of its Shares to the Initiating Shareholder, and the Initiating Shareholder shall purchase all of the Shares of the Non-Initiating Shareholder, at the per Share purchase price set forth in the Initiating Notice and at a closing conducted in accordance with paragraph (d) below.

              3. In the event that Venturian is selling Shares to Atio pursuant to this Section 1.5, Sharon shall sell to Atio, and Atio shall purchase from Sharon, all of Sharon's Shares on the same terms and at the same closing as Atio is purchasing Venturian's Shares. In the event that Venturian is purchasing the Shares of Atio pursuant to this Section 1.5, Sharon shall have the option

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to purchase his Ratable Share of such Shares by notifying Venturian of his election to do so not later than 10 days prior to the expiration of the Election Period (but in such event Venturian shall remain obligated to purchase any Shares of Atio not purchased by Sharon).

              4. The closing of any purchase or sale pursuant to this Section
1.5 shall take place at the principal executive office of the Corporation on a date not later than 30 days after the expiration of the Election Period. At such closing, the selling Shareholder(s) shall deliver to the purchasing Shareholder(s) the certificate or certificates representing the Shares to be sold, and the purchasing Shareholder(s) shall pay to the selling Shareholder(s) the purchase price therefor, by wire transfer of immediately available funds in United States dollars to an account designated by the selling Shareholder(s).

              5. Upon the purchase by one Principal Shareholder of another Principal Shareholder's Shares pursuant to this Section 1.5, the provisions of this Section 1 shall terminate and be of no further force or effect.

         F. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be designated by Atio.

         G. MERGER.

              1. Venturian may elect, at any time following the 180th day after the date of this Agreement, to cause the Corporation to be merged with and into Atio, with Atio as the surviving corporation, provided that the Corporation receives an opinion of counsel reasonably satisfactory to Venturian and Atio that such merger may be effected without the recognition of gain for United States federal income tax purposes. In any such merger, the Shares of the Corporation shall be exchanged for common shares of Atio (identical to the common shares of Atio then held by Atio (PTY), if Atio has more than one series of common shares then outstanding), at an exchange ratio

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(the "Exchange Ratio") determined in accordance with Paragraph (b) below;
provided, however, that if Venturian delivers to Atio, prior to the first anniversary of the date of this Agreement, written notice that Venturian elects to cause a merger pursuant to this Section 1.7, the Exchange Ratio shall be calculated as if the value of Venturian were 15% greater than the value it would otherwise be determined to have pursuant to Paragraph (b). If Venturian elects to merge the Corporation with Atio pursuant to this Paragraph (a), Atio and Atio
(PTY) shall take all such action as is necessary to effect such merger, including voting the shares in Atio held by Atio (PTY) and by any entity with whom Atio (PTY) has a Parent/Subsidiary Relationship or Sister Corporation Relationship, to approve such merger.

              2. Promptly following Venturian's delivery of written notice to the Corporation and Atio that it elects to cause a merger pursuant to Paragraph
(a) above, Atio and Venturian shall negotiate in good faith to determine an Exchange Ratio. If Atio and Venturian are able to agree upon an Exchange Ratio within 30 days of Venturian's delivery of such written notice to the Corporation and Atio, the Exchange Ratio shall be the Exchange Ratio determined by an independent appraiser qualified to value an ongoing business and acceptable to Atio and Venturian (an "Independent Appraiser"), according to the relative values of the Corporation and Atio based upon what a willing buyer would pay to a willing seller in an arm's-length transaction for the entire equity interests of the Corporation, and what another willing buyer would pay to a willing seller in an arm's-length transaction for the entire equity interests of Atio, separately. If Atio and Venturian are unable to agree on such an Independent Appraiser within 30 days of the expiration of the aforementioned 30-day period, such independent appraiser shall be selected by arbitration pursuant to Section
10.8 below. The fees and expenses of any such appraiser shall be paid 50% by Atio and 50% by Venturian.

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              3. Any merger pursuant to this Section 1.7 shall be effected as promptly as practicable following the determination of the exchange ratio pursuant to Paragraph (b) above, but in any event not later than 90 days following such determination.

              4. Atio shall provide to Venturian, upon its request, copies of the certificate of incorporation and bylaws of Atio, any shareholders agreements, voting trusts, or other documents relating in any manner to the governance of Atio or the transfer or redemption of its securities, and such financial statements and other information with respect to the business, operations, assets, liabilities, financial structure and other matters of Atio as it may reasonably request for purposes of determining whether to exercise its rights hereunder and calculate an Exchange Ratio in accordance with the terms of this Agreement.

         H. AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS. Promptly following the execution and delivery of this Agreement, the parties shall take all action necessary to amend the articles of incorporation and bylaws of the Corporation to effect the provisions of this Section 1.

         I. ATIO NAME. In the event that at any time neither Atio nor any of its Affiliates holds directly or indirectly any Shares, the Corporation shall immediately change its name to a name not including the word "Atio".

II.      RESTRICTION ON TRANSFER OF SHARES

         A. GENERAL RESTRICTION. No Shares (as hereinafter defined), nor any interest therein, shall directly or indirectly be sold, assigned, conveyed, pledged, mortgaged, hypothecated or otherwise disposed of or transferred, voluntarily or involuntarily, or by operation of law, with or without consideration (any such disposition shall be referred to hereinafter as a "Transfer") except as otherwise specifically provided in this Agreement. As used in this Agreement, "Shares" means the issued and outstanding shares of the Corporation's capital stock of any class or series, whether such

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shares have been issued on or prior to the date hereof or are subsequently issued. Any attempt to Transfer that is not permitted under the terms of this Agreement shall be null, void and of no effect. Recognizing that Venturian's common stock is publicly held, no transfer of all or any portion of Venturian's common stock shall in and of itself be deemed to be a Transfer of Shares. Recognizing that Atio is part of an affiliated group of corporations the ultimate parent entity of which is Atio (PTY), the shares of which are held by a number of different shareholders, no transfer of all or any portion of the shares of Atio (PTY) shall in and of itself be deemed to be a Transfer of Shares.

         B. ISSUANCES AND REDEMPTIONS. Nothing in this Section 2 or in Sections 3, 4 or 5 of this Agreement shall be construed to prohibit or limit in any manner any issuance by the Corporation of any Shares of its capital stock or any redemption by the Corporation of any Shares (other than a redemption pursuant to the exercise of a right of first refusal under Section 3 hereof), provided that such issuance or redemption is authorized in accordance with Sections 1.3 hereof and provided, further, in the case of any such issuance, that the party to whom such Shares are issued executes and delivers to the Corporation an instrument agreeing to observe and be bound by all of the terms and provisions of this Agreement (and whether or not such party executes and delivers to the Corporation such instrument, any Shares issued to such party shall be subject to the provisions of this Agreement and such party shall be bound by the obligations of a "Shareholder" hereunder.). Any person or entity acquiring from the Corporation shares of the Corporation's capital stock and agreeing in writing to observe and be bound by all of the terms and provisions of this Agreement shall be deemed to be a "Shareholder" within the meaning of this Agreement and shall be entitled to all of the rights and benefits thereof.

         C. SHARES OF SHARON.

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              1. Upon the termination of Sharon's employment with the
Corporation, whether such termination is initiated by the Corporation or Sharon, with or without cause, or upon the disability of Sharon, Venturian (first) and Atio (second) shall have the option to purchase all or any portion of the Shares held by Sharon (including, without limitation, any Shares purchased or purchasable by Sharon following the termination of his employment with the Corporation pursuant to any options held by Sharon), and the Corporation shall have the option to redeem any of such Shares not purchased by Venturian or Atio, on the terms set forth in this Section 2.3. Venturian shall exercise its option pursuant to this paragraph (a), if it desires to do so, by delivering to Sharon and Atio not later than 90 days following the termination of Sharon's employment, written notice of such exercise specifying the number of Shares to be purchased by it. If Venturian does not so elect to purchase all of the Shares of Sharon within such 90 day period, Atio shall exercise its option pursuant to this paragraph (a), if it desires to do so, by delivering to Sharon not later than 120 days following the termination of Sharon's employment, written notice of such exercise specifying the number of shares to be purchased by it; and the Corporation shall exercise its option pursuant to this paragraph (a), if it desires to do so, by delivering to Sharon not later than 150 days following the termination of Sharon's employment, written notice of such exercise.

              2. Upon the death of Sharon, Venturian (first) and Atio (second) shall have the option to purchase all or any portion of the Shares held by Sharon (including, without limitation, any Shares purchased or purchasable by his estate following his death pursuant to any options held by him), and the Corporation shall redeem any of such Shares that Venturian and Atio have not elected to so purchase, on the terms set forth in this Section 2.3.

              3. Upon the termination of Sharon's employment with the Corporation, whether such termination is initiated by the Corporation or Sharon, with or without cause, or

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upon the disability of Sharon, if Venturian, Atio and/or the Corporation do not
elect to purchase all of the Shares of Sharon pursuant to paragraph (a) and (b) above, then Sharon (or his estate) shall have the option to cause the Corporation to purchase all (but not less than all) of the remaining Shares then held by Sharon (including, without limitation, any Shares purchased or purchasable by Sharon following the termination of his employment with the Corporation pursuant to any options held by Sharon) on the terms set forth in this Section 2.3. Sharon shall exercise his option pursuant to this paragraph
(c), if he desires to do so, by delivering to the Corporation, not later than 180 days following the termination of his employment, written notice of such exercise.

              4. Not later than 60 days following the death of Sharon or the termination of his employment with the Corporation, the Corporation shall deliver to Sharon (or his estate), Atio and Venturian written notice specifying the price per Share for his Shares, as determined by the Corporation's Board of Directors in good faith. If none of Venturian, Atio or Sharon delivers to the Corporation, within 30 days of its receipt of such notice, written notice objecting to such price per Share, the price per Share to be paid by Venturian, Atio and/or the Corporation upon the purchase or redemption of Sharon's Shares pursuant to paragraphs (a) or (b) of this Section 2.3 (the "Option Price") shall be the price so determined, and the price per Share to be paid by the Corporation upon the redemption of Sharon's shares pursuant to paragraph (c) of this Section 2.3 (the "Put Price") shall be the Option Price reduced by 35%.

              5. If Sharon, Atio or Venturian delivers to the Corporation, within 30 days of his or its receipt of notice from the Corporation specifying the price per Share as determined by the Corporation's directors, written notice objecting thereto, the Option Price shall be determined by an Independent Appraiser acceptable to Sharon, Atio, Venturian and the Corporation based upon what a

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willing buyer would pay to a willing seller in an arm's-length transaction for the entire equity interests of the Corporation. If Sharon, Atio, Venturian and the Corporation are unable to agree upon an Independent Appraiser within 30 days of the delivery of the aforementioned notice of objection, the Independent Appraiser shall be selected by arbitration pursuant to Section 10.8 below. In the event that the Option Price has not been determined as of five days prior to the expiration of any of the option periods set forth in Paragraphs (a) through
(c) above, such period shall be extended to the date that is five days after the determination of the Option Price in accordance with this Paragraph (e), and all periods ending subsequent thereto shall be extended by the same amount of time.

              6. Any purchase or redemption pursuant to this Section 2.3 shall close not later than 10 days following the determination of the Option or Put Price pursuant to Paragraph (d) or (e) above or, if later, with 190 days following the death of Sharon or the termination of his employment, as the case may be. Any Option Price owing shall be paid by the Corporation, Atio and/or Venturian, as the case may be, delivering the amount owing to Sharon by certified check or wire transfer of immediately available funds to an account designated by Sharon. Any Put Price owing shall be paid by the Corporation delivering to Sharon 20% of the Put Price by certified check or wire transfer of immediately available funds to an account designated by Sharon, and the remainder by the Corporation delivering to Sharon its promissory note ("the Note") in the amount so owing, with interest accruing on a principal balance thereof remaining unpaid from time to time at the corresponding applicable federal rate under Section 1274 of the Internal Revenue Code. Interest and principal owing under the Note shall be payable in twenty equal quarterly installments on or prior to the 15th day of the first month of each calendar quarter following the closing of such purchase. The Corporation may at any time and from time to time pre-pay any or all amounts owing under the Note, without premium or penalty. All payments

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under the Note shall be applied first in payment of accrued but unpaid interest owing thereunder and thereafter in reduction of the principal balance thereof. The Shares of Sharon shall be deemed to have been transferred to Venturian and/or Atio and/or canceled, as the case may be, automatically and immediately upon Venturian's, Atio's and/or the Corporation's delivery of the Option or Put Price in accordance with this Paragraph (f), and Sharon (or his estate) shall promptly return to the Corporation all certificates representing the Shares so redeemed or transferred, duly endorsed for transfer or accompanied by assignment separate from certificate.

         D. REDEMPTIONS UPON TERMINATION OF EMPLOYMENT. Upon the termination of an individual Shareholder's employment with the Corporation (other than Sharon), whether such termination is initiated by the Corporation or such Shareholder, with or without cause, or upon the death or disability of such Shareholder, the Corporation shall have the option to redeem from such Shareholder all of the Shares of such Shareholder (including without limitation any Shares purchased by such Shareholder following the termination of his or her employment with the Corporation pursuant to any options held by such Shareholder), on the terms set forth in this Section 2.4. The Corporation shall exercise such option, if it desires to do so, by delivering to such Shareholder not later than 120 days following the termination of such Shareholder's employment, written notice of such election accompanied by payment of the redemption price therefor by certified check or wire transfer of immediately available funds to an account designated by such Shareholder. The Shares of such Shareholder shall be canceled automatically and immediately upon the Corporation's delivery of such notice and payment of such redemption price, and such Shareholder shall promptly return to the Corporation all certificates representing the Shares so redeemed, duly endorsed for transfer or accompanied by assignment separate from certificate. The redemption price for any Shares redeemed pursuant this Section 2.4 shall be as determined in good faith by the Corporation's board of directors.

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         E. ATIO AND VENTURIAN AFFILIATES. Notwithstanding any other provisions set forth herein, the parties expressly agree that each Principal Shareholder shall have an absolute right to Transfer any Shares owned by such Principal Shareholder to any entity with which such Principal Shareholder has a Parent/Subsidiary Relationship (as hereinafter defined) or a Sister Corporation Relationship (as hereinafter defined) without regard to the provisions of this
Section 2 or Sections 3, 4 or 5 hereof, provided that such transferee agrees in writing to be bound by the terms of this Agreement as a "Shareholder" hereunder and as a "Principal Shareholder" under Section 6 hereof. Without limiting the generality of the foregoing, any such transferee shall be obligated to purchase or sell Shares pursuant to Section 1.5 hereof upon the election of its transferor as fully as if such Shares remained the Shares of the transferor, and no Transfer pursuant to this Section 2.5 shall relieve the transferor of any of its obligations hereunder. Any Shares transferred pursuant to this Section 2.5 shall be deemed to be the Shares of the transferor for purposes of determining the respective Proportionate Shares of Venturian and Atio and the Ratable Share of Sharon. For purposes of this Section 2.5, two subject entities shall be deemed to have a Parent/Subsidiary Relationship if one of such subject entities
(i) owns, beneficially and of record, and has the power to vote, more than 50% of the issued and outstanding voting securities of the other such subject entity, and (ii) has the power to elect or otherwise designate more than 50% of the members of the board of directors or other governing body of the other such subject entity; and two subject entities shall be deemed to have a Sister Corporation Relationship if a common entity, directly or indirectly through one or more other entities with whom such entity has a Parent/Subsidiary Relationship (i) owns, beneficially and of record, and has the power to vote, more than 50% of the issued and outstanding voting securities of both such subject entities and (ii) has the power to elect or otherwise designate more than 50% of the members of the Board of Directors or other governing body of both such subject entities.

III.     RIGHT OF FIRST REFUSAL

         A. BASIC TERMS.

              1. Upon the occurrence of a Third Party Offer (as hereinafter defined) or Involuntary Transfer (as hereinafter defined), each Shareholder shall have a right of first refusal to purchase the Shares subject thereto and the Corporation shall have a right of first refusal to purchase any such Shares that the Shareholders do not elect to purchase, all in accordance with the provisions of this Section 3. The price and terms of any such purchase shall be
(i) in the case of a Third Party Offer, the price and terms contained in the Third Party Offer or, if the Third Party Offer involves Non-Cash Consideration (as defined in Section 3.2 hereof), at the separate election of each Other Shareholder (as defined in paragraph (b) below), the cash equivalent thereof as specified in the Transfer Notice (as defined in Section 3.2 hereof), payable by wire transfer of immediately available funds to an account designated by the Selling Shareholder upon the closing of such transaction, or (ii) in the case of an Involuntary Transfer, the per-share book value of the Corporation as of the last day of the Corporation's fiscal year next preceding the date of the Involuntary Transfer, determined in accordance with generally accepted accounting principals consistently applied, multiplied by the number of Sale Shares (as hereinafter defined), payable in the manner provided in Section 3.6 hereof.

              2. "Third Party Offer" means the receipt by a Shareholder of a bona fide, written offer from a third party (or another Shareholder) that would be considered financially responsible by a reasonably prudent seller to purchase all (but not less than all) of such Shareholder's Shares, which offer such Shareholder intends to accept. "Involuntary Transfer" means the transfer of title to or beneficial ownership of any Shares upon divorce, insolvency, default, forfeiture, court order, an assignment for the benefit of creditors, or otherwise than by a voluntary decision of the transferor, but excluding a transfer to the estate of a Shareholder upon his or her death. The Shareholder whose

Shares are subject to a Third Party Offer or Involuntary Transfer is hereinafter referred to as the "Selling Shareholder", the other Shareholders are hereinafter referred to as the "Other Shareholders", the Shares that are subject to the Third Party Offer or Involuntary Transfer are hereinafter referred to as the "Sale Shares", and the third party making a Third Party Offer is hereinafter referred to as the "Third Party Offeror".

         B. NOTICE OF TRIGGERING EVENTS. Upon the occurrence of a Third Party Offer, the Selling Shareholder shall deliver a notice thereof (a "Transfer Notice") to each of the Other Shareholders and the Corporation, including with such Transfer Notice the name and address of the Third Party Offeror, the maximum number of Shares the Third Party Offeror party is willing to acquire (which shall not be less than all of the Shares of the Selling Shareholder), a copy of such written offer containing all of the terms and conditions thereof and, if the consideration payable under such Third Party Offer includes securities or other property other than cash and promissory notes (non-cash consideration), the per share cash equivalent thereof. Upon the occurrence of an Involuntary Transfer, the Selling Shareholder or the transferee thereof shall give notice of such transfer to each of the Other Shareholders and the Corporation. As used in this Agreement, "Notice Date" means the date upon which a notice required to be given pursuant to this Paragraph 3.2 is given to the last party entitled to be so notified.

         C. EXERCISE OF RIGHT OF FIRST REFUSAL. An Other Shareholder that desires to exercise its right of first refusal pursuant to this Section 3 shall do so by delivering to the Selling Shareholder, the Corporation and each of the Other Shareholders, prior to the forty-fifth day following the Notice Date, written notice of exercise specifying the number of Sale Shares to be purchased by it and, in the case of a Third Party Offer that involves Non-Cash Consideration, whether such Other Shareholder elects to pay with such Non-Cash Consideration or the cash equivalent thereof as specified in the

Transfer Notice. Such notice of exercise may also state, if the Other Shareholder so desires, that such Other Shareholder elects to exercise its Co-sale Right pursuant to Section 4 hereof in the event that the Other Shareholders and the Corporation, in aggregate, do not elect to purchase all of the Sale Shares. The Corporation shall exercise its right of first refusal pursuant to this Section 3, if it desires to do so, by delivering to the Selling Shareholder and each of the Other Shareholders, prior to the sixtieth day following the Notice Date, written notice of exercise specifying the number Sale Shares to be purchased by it (but the Corporation shall have the right to purchase only that number of Shares that the Other Shareholders have not elected to purchase). The period commencing on the Notice Date and terminating sixty days thereafter is hereinafter referred to as the "Option Period".

         D. PURCHASE AND CLOSING. In the event the Other Shareholders and the Corporation elect to purchase all (but not less than all) of the Sale Shares, the Other Shareholders and the Corporation shall purchase from the Selling Shareholder, and the Selling Shareholder shall sell to the Other Shareholders and the Corporation, the Sale Shares at the price and on the terms determined in accordance with Paragraph 3.1 hereof. The closing of any such purchase shall occur at a time and place acceptable to all purchasing and selling parties or, if such parties are not able to agree upon a time and place, at a time and place specified by the Chief Executive Officer of the Corporation. In the event the Other Shareholders, in the aggregate, elect to purchase more than all of the Sale Shares, the Sale Shares shall be divided among the Other Shareholders so electing in proportion to their relative Share holdings; provided, however, that if the Selling Shareholder is Sharon and Venturian elects to purchase all or any portion of the Sale Shares, Venturian shall have a first right to purchase that number of Sale Shares that it elects to purchase, and any remainder shall be divided among the Other Shareholders and the Corporation in accordance with the provisions of this Section 3.

         E. ELECTION NOT TO PURCHASE. Unless the Other Shareholders and the Corporation, in aggregate, elect to purchase all of the Sale Shares, the Selling Shareholder or its transferee, as the case may be, shall not be required to sell to the Other Shareholders or the Corporation any of the Sale Shares. In such event, if the Triggering Event was a Third Party Offer, the Selling Shareholder shall be entitled (subject to Sections 4 and 5 hereof), for a period of 90 days commencing on the expiration of the Option Period, to sell all (but not less than all) of the Sale Shares, but only (i) to the Third Party Offeror, (ii) on the terms and subject to the conditions of the Third Party Offer, as specified in the copy accompanying the Transfer Notice, and (iii) provided that the transferee agrees in writing to be bound by the terms and provisions of this Agreement (and, upon such transferee agreeing in writing to be bound by the terms and provisions of this Agreement, such transferee shall be deemed to be a "Shareholder" hereunder, entitled to all of the rights and benefits thereof). If the Sale Shares are not so transferred within such 90 day period, then such Third Party Offer shall be deemed to have expired. Such Shares shall not then be transferred except in accordance with this Agreement.

         F. PAYMENT TERMS UPON INVOLUNTARY TRANSFER. Any purchase price payable upon the exercise of a right of first refusal pursuant to Paragraph 3.1 hereof upon the occurrence of an Involuntary Transfer shall be payable (i) in cash at the closing of such purchase to the extent of 20% of the purchase price, and
(ii) the remainder by the purchasing party delivering at the closing its promissory note (the "Note") in such amount. The Note shall provide for payment of all principal and interest owing thereunder in 60 equal monthly installments commencing on the first day of the first month following the closing and continuing on the first day of the each of the next 59 months, with interest accruing on the principal balance remaining unpaid from time to time at the rate of interest publicly announced by First Bank National Association, Minneapolis, Minnesota, or its successor as its "reference rate" as of the date of the closing (or, if First Bank National Association or its successor is not then publicly announcing a "reference rate," the rate of interest publicly announced by First Bank National Association or its successor as being payable by its commercial customers of the highest credit quality). Each payment under the Note shall be applied first to accrued but unpaid interest owing thereunder and any remainder in reduction of the principal balance thereof. If any installment of principal or interest owing under the
Note is not paid within ten days from the date due, then, at the option of the holder of the Note, the entire unpaid principal balance thereof, plus all accrued but unpaid interest thereon, shall become immediately due and payable in full without notice of any kind, presentment or demand for payment, notice of nonpayment, protest and notice of protest being waived.

IV.      CO-SALE RIGHTS

         A. RIGHT OF CO-SALE. If a Selling Shareholder is transferring any Shares upon the occurrence of a Third Party Offer (whether such transfer is to the Third Party Offeror, another Shareholder or the Corporation), each Other Shareholder shall have the right to participate in such transfer (a "Co-Sale Right") on the terms and subject to the conditions set forth in the Transfer Notice (except that, if such transfer involves Non-Cash Consideration, each Other Shareholder may elect to receive payment of the purchase price in the cash equivalent thereof, as specified in the Transfer Notice, by wire transfer of immediately available funds at the closing of such purchase). Each Other Shareholder desiring to exercise its Co-Sale Right shall do so by delivering to the Selling Shareholder, the Corporation and each of the Other Shareholders, prior to the forty-fifth day following the Notice Date, written notice of such election indicating the number of Shares such Other Shareholder elects to transfer under such Co-Sale Right (the "Co-Sale Shares"), up to the maximum number such Other Shareholder is entitled to so transfer, determined in accordance with Paragraph 4.2. To the extent one or more Other Shareholder exercises its right of Co-Sale in accordance with this Section 4, the number of Sale Shares that the Selling Shareholder may transfer in such transaction shall be correspondingly reduced.

         B. NUMBER OF SHARES TRANSFERABLE. The number of Shares that each Other Shareholder is entitled to transfer under its Co-Sale Right shall be equal to the product obtained by multiplying (i) (A) if the transferee is the Third Party Offeror, the maximum number of Shares such Third Party Offeror has agreed to purchase, as indicated in the Transfer Notice, or (B) if the transferee is one or more Other Shareholders and/or the Corporation, the total number of Sale Shares, by (ii) a fraction the numerator of which is the number of Shares owned by such Other Shareholder at the time of such transfer and the denominator of which is the total number of Shares held by all Shareholders participating in such transfer.

         C. DELIVERIES. Each Other Shareholder electing to exercise its Co-Sale Right under this Section 4 (a "Participant") shall promptly deliver to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of Shares such Participant elects to transfer. Such Shares shall be transferred to the transferee on the terms and subject to the conditions specified in the Transfer Notice (subject to the Other Shareholders' rights to receive the cash equivalent of any Non-Cash Consideration) and the Selling Shareholder shall concurrently remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such transfer, less a percentage of the reasonable legal, investment banking, and other fees and expenses of such sale equal to the percentage that the Co-Sale Shares of such Participant bears to all Shares so transferred. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuses to purchase Shares from a Participant exercising its Co-Sale Right hereunder, the Selling Shareholder shall not sell to such purchaser any Sale Shares unless, simultaneously with such sale, the Selling Shareholder purchases the Co-Sale Shares of each Participant on the terms and subject to the conditions specified in the Transfer Notice.

         D. NO WAIVER. The exercise or non-exercise of the Co-Sale Right of the Other Shareholders hereunder in connection with one or more sales shall not adversely affect their rights to participate in subsequent sales in accordance with the terms of this Agreement.

         E. REMEDIES. In the event that a Selling Shareholder sells any Shares in contravention of the Co-Sale Rights under this Section 4, each Other Shareholder, in addition to such other remedies as may be available at law or in equity, shall have the right to sell to the Selling Shareholder the number of Shares such Other Shareholder was entitled to transfer pursuant to this Section 4, and the Selling Shareholder shall pay to the such Other Shareholder, in consideration thereof, the consideration such Other Shareholder would have received in any such sale and all reasonable legal and other fees and expenses incurred by such Other Shareholder in connection with the enforcement of its rights hereunder.

V.       BRING ALONG RIGHTS

         A. BRING ALONG RIGHT. In the event that, upon the occurrence of a Third Party Offer, (i) the Selling Shareholder is Venturian or Atio, and (ii) the Other Shareholders and the Corporation do not purchase the Sale Shares pursuant to Section 3 hereof, the Selling Shareholder may require the Other Shareholders to exercise their Co-Sale Rights in accordance with Section 4 hereof. To exercise such election, such Selling Shareholder shall so indicate in the Transfer Notice and, within 15 days after the expiration of the Option Period, such Selling Shareholder shall deliver to each Other Shareholder written notice specifying the number of Shares to be sold by such Other Shareholder (determined in accordance with Paragraph 4.2 hereof). Promptly upon receipt of such notice, each Other Shareholder shall deliver to the Selling Shareholder one or more certificates, properly endorsed for transfer, representing the number of Shares to be transferred by such Other Shareholder and, upon the closing of such sale, the Selling Shareholder shall remit to each Other Shareholder that portion of the sale proceeds to which such Other Shareholder is entitled by reason of its participation in such sale (less a percentage of the legal, investment banking and other reasonable fees and expenses of such sale equal to the percentage that such Other Shareholder's Co-Sale Shares bears to all Shares transferred in such sale).

VI.      NONCOMPETITION.

         A. Neither Principal Shareholder shall, anywhere in the world (except outside the United States and Canada pursuant to a distribution or license agreement with the Corporation) at any time when such Shareholder or any entity with whom such Shareholder has a Parent/Subsidiary Relationship or a Sister Corporation Relationship owns any Shares and for a period of five years thereafter, directly or indirectly, whether alone, as partner with another, shareholder in a corporation (other than as a less than 2% shareholder in a corporation listed on a national securities exchange), lender, consultant, financier, agent or otherwise, except through and on behalf of the Corporation:

              1. engage in the marketing, sale, licensing or other distribution of software for telephone call centers anywhere in the world; or

              2. solicit or otherwise attempt to hire, or hire, as an employee, independent contractor or otherwise, any individual who was an employee of the Corporation at any time within the one year period preceding the solicitation or hiring of such individual by such Principal Shareholder; or

              3. induce or attempt to induce any person or entity who is an independent contractor, other service provider, supplier or customer of the Corporation to stop doing business or reduce its business with the Corporation, or otherwise seek to disrupt or impair the business relationship between the Corporation and such person or entity.

         B. The Corporation shall not, anywhere in the world, at any time when a Shareholder or any entity with whom such Shareholder has a Parent/Subsidiary Relationship or a Sister Corporation Relationship owns any Shares and for a period of five years thereafter, directly or indirectly, whether alone, as partner with another, shareholder in a corporation (other than as a less than 2% shareholder in a corporation listed on a national securities exchange), lender, consultant, financier, agent or otherwise, solicit or otherwise attempt to hire, as an employee, independent contractor or otherwise, any individual who was an employee of such Shareholder or of any entity with whom such Shareholder has a Parent/Subsidiary Relationship or a Sister Corporation Relationship, at any time within the one year period preceding the solicitation or hiring of such individual by the Corporation.

         C. Provided, however, that in the event that that certain Technology License, Transfer and Development Agreement of even date herewith between the Corporation and Atio (PTY) is terminated without a transfer to the Corporation of the AtioCALL Product Rights (as defined therein) because the Corporation ceases to be actively engaged in the marketing of computer telephony products, this Section 6 shall terminate and be of no further force or effect.

VII.     TERMINATION.

         A. PUBLIC OFFERING. Sections 1, 2, 3, 4 and 5 of this Agreement shall terminate automatically and immediately when a registration statement filed by the Corporation in connection with a sale by the Corporation of its common shares is declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (provided such sale is consummated).

         B. EACH SHAREHOLDER. The rights and obligations of each Shareholder hereunder (other than those set forth in Section 6 hereof) shall terminate automatically and immediately at such time as such Shareholder (and, in the case of the Principal Shareholders, any parties to whom such Shareholder has properly transferred Shares pursuant to Section 2.5 above) no longer holds of record any Shares; provided, however, that no such termination shall relieve any Shareholder for any breaches of this Agreement by such Shareholder occurring prior thereto.

VIII.    LEGEND ON SHARE CERTIFICATES

         A. LEGEND. The Corporation shall cause to be conspicuously endorsed on each certificate representing Shares a legend reading substantially as follows:

                  Any transfer of the shares represented by this certificate, or any interest therein, is restricted by, and subject to, the provisions of that certain Shareholders Agreement among Venturian Corp., Atio Corporation International, Inc., Ilan Sharon, and the Corporation dated ________, 1997, a copy of which Agreement is on file with the Secretary of the Corporation. Such agreement also concerns certain matters with respect to the governance of the Corporation.

         B. COPY TO BE ON FILE. A copy of this Agreement shall be filed with the Secretary of Corporation. So long as this Agreement shall remain in force, a legend reading substantially as above shall be conspicuously endorsed on each certificate representing Shares hereafter issued by the Corporation.

IX.      RIGHTS TO SPECIFIC PERFORMANCE

         In view of the purposes of this Agreement, the parties hereto acknowledge that in the event of a breach of any term or condition of this Agreement the remedy at law would be inadequate. Accordingly, in such event, the injured party or parties, at his, her, its or their option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction;

provided, however, that this right shall not be deemed to preclude an injured party or parties from pursuing any other remedy that may be available at law or in equity.

X.       MISCELLANEOUS PROVISIONS

         A. NOTICES. All notices, requests, and other communications from any of the parties hereto to another shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail, return receipt requested, or recognized international courier, postage prepaid, to the party at his, her or its address as provided below, or to such other address as such party may hereafter designate by written notice to the other parties:

         If to the Corporation:       To the address of its registered office or
                                      principle executive offices.

         If to any Shareholder:       To the address of such Shareholder as
                                      shown on such books and records of the
                                      Corporation.

         If to Atio (PTY):            P.O. Box 4467
                                      Rivonia 2128
                                      Republic of South Africa
                                      Attention:  Gary Craul

Any such notice shall be deemed given when delivered

         B. AMENDMENT. This Agreement may be altered or amended only by a written amendment signed by Shareholders representing 75% or more of the issued and outstanding Shares.

         C. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Minnesota.

         D. PARTIES IN INTEREST. This Agreement shall be binding upon the heirs, personal representatives, successors, and assigns of the parties hereto. The parties hereto each covenant and agree that they, their heirs, personal representatives, successors and assigns shall take all action and execute any and all instruments, releases, assignments, consents and other documents that may reasonably be required of them in order to carry out the provisions of this Agreement.

         E. CAPTIONS. The captions at the head of a Section or Paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provisions of this Agreement.

         F. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto on the subject matter hereof and supersedes any prior agreement or understanding among them on such subject matter. Without limiting the generality of the foregoing, the Existing Shareholders Agreement is hereby terminated and of no further force or effect.

         G. NO THIRD PARTY BENEFICIARIES. This Agreement is made solely and specifically among and for the benefit of the parties hereto and such other persons as become "Shareholders" in accordance with the terms of this Agreement. No other person or entity shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         H. ARBITRATION; LEGAL PROCEEDINGS.

              1. The parties shall attempt in good faith to resolve any dispute arising out of or relating in any manner to this Agreement or the breach, termination or validity thereof promptly by negotiation among representatives of the parties to the dispute, each of whom has authority to settle the controversy. Any party may give the others written notice that a dispute exists (a "Notice of Dispute"). The Notice of Dispute shall include a statement of such party's position and the name and title of the representative who will represent such party. Within ten (10) days of the delivery of the Notice of Dispute, the parties' respective representatives shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this paragraph.

              2. Any controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, if not settled by negotiation as provided in paragraph (a) of this Section 9.8, shall be settled by arbitration in New York, New York, in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators. Any party may initiate arbitration twenty (20) days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation, or sooner if any other party fails to participate in negotiation in accordance with paragraph (a) above. The three arbitrators shall be appointed as provided by CPR Rule 5, Selection of Arbitrators by the parties. The arbitrators shall have no power to add to or detract from the agreement of the parties as set forth herein and shall not have the authority to make any ruling or award that does not conform to the terms and conditions of this Agreement. Without limitation of the foregoing, the arbitrators shall have no power to terminate this Agreement other than in accordance with its terms or to award punitive damages. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

              3. Each party shall have discovery rights as provided by the United States Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within sixty (60) days of the initiation of arbitration.

              4. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Section 9.8(d) shall not be a basis for challenging the award.

              5. The arbitrators shall instruct the non-prevailing party or parties to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party or parties. If the arbitrators determine that there is not a prevailing party, each party shall be instructed to bear its own costs and the fees and expenses of the arbitrators shall be divided among the parties in accordance with their relative share holdings as of the commencement of the proceedings.

              6. Each party hereto hereby agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the United States Federal Court situated in New York (which shall have sole and exclusive jurisdiction thereof), and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein and further agrees not to plead or claim in any such court that any such pleading has been brought in an inconvenient form. Venturian hereby designates, appoints and empowers Morris M. Sherman, presently having offices at Leonard, Street and Deinard, Suite 2300, 150 South Fifth Street, Minneapolis, Minnesota 55402, as Venturian's true and lawful agent for service of process to receive and accept on its behalf service of process in any such proceeding brought in any such courts. Atio and Atio (PTY) hereby designate, appoint and empower Stuart M. Berkson, P.C., presently having offices at 227 West Monroe, Chicago, Illinois 60606, as their true and lawful agent for service of process to receive and accept on their behalf service of process in any such proceeding bought in any such courts.

Sharon hereby designates, appoints and empowers Steven Wolosky, presently having offices at Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, 16th Floor, New York, New York 10022-1106, as Sharon's true and lawful agent for service of process to receive and accept on his behalf service of process in any such proceeding brought in any such courts. Each of the foregoing parties agree that the failure of their process agent appointed by such person to give notice of process to such person shall not impair or affect the validity of service upon such agent or of any judgment based thereon, and each such person irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such person's address for notice under this Agreement. Nothing herein shall preclude any of the parties hereto from servicing process in any other matter or in any other jurisdiction in connection with enforcing an arbitration award hereunder.

         I. SECURITY INTEREST.

              1. In order to secure the obligation of Atio (PTY) to make full and timely payment of the Deferred Installments (as defined in Joint Venture Agreement) and to perform the services under the License Agreement for which it received the Prepayment, Atio hereby grants to the Corporation a security interest in 28,000 Shares issued to Atio pursuant to the Joint Venture Agreement, and in all Shares issued with respect thereto by way of stock dividend or stock split, and all other distributions thereon and proceeds thereof (the "Default Shares"). To perfect such security interest, Atio, contemporaneously with the execution and delivery of this Agreement, is delivering to Venturian the certificate representing the Default Shares, to be held by Venturian on behalf of the Corporation in accordance with the terms of this Section 10.9.

              2. Upon the occurrence of an Event of Default (as hereafter defined) then, at the election of Venturian upon written notice to Atio and Atio
(PTY), automatically and
immediately without any further action by any party (i) the Deferred Installments shall become immediately due and payable in full, (ii) the Default Shares shall be deemed to have been transferred to the Corporation and canceled,
(iii) the number of directors to be designated by Atio and Venturian, respectively, shall be adjusted in accordance with Paragraph 1.4 (d) above as if a Capital Contribution had been made by one but not both Principal Shareholders (with Venturian being able to designate at least one extra director), (iv) Sections 1.3 and 1.6 of this Agreement shall be terminated and of no further force or effect, and (v) the intellectual property subject to the License Agreement shall be transferred to the Corporation. Atio and Atio (PTY) shall execute such instruments and take such other action as Venturian may reasonably request to carry out the provisions of this Section 10.9. The foregoing shall not relieve Atio (PTY) of its obligation to pay the Deferred Installments to the extent the amount thereof exceeds the value of the Default Shares (at the value thereof under the Joint Venture Agreement as of the closing of the transactions thereunder), and Venturian, in its own name or on behalf of the Corporation, may enforce payment thereof in accordance with Section 10.8 of this Agreement and
Section 10.12 of the Joint Venture Agreement. As used in this Section 10.9, "Event of Default" means the occurrence of either one or both of the following, if the same continues for a period of ten days following the delivery of written notice thereof by Venturian to Atio (PTY): (i) the failure of Atio (PTY) to make payment of any Deferred Installment in the full amount thereof on or prior to the date such Deferred Installment is due under the terms of the Joint Venture Agreement (provided, however, that if such Deferred Installment is due by reason of the acceleration thereof by the Chief Executive Officer of the Corporation pursuant to the proviso in subsection 1.2(a)(ii) of the Joint Venture Agreement, Atio (PTY) shall be entitled to sixty days notice, and the opportunity to make such payment during such sixty days, prior to such failure constituting an Event of Default hereunder), or (ii) the failure of Atio (PTY) to repay in full all or such portion of the Prepayment as to which Venturian has demanded repayment if (and only if) (A) Atio (PTY) has failed to provide within the ten calendar months following the date of this Agreement all services for which the Prepayment was made, or a dispute exists between Venturian and Atio (PTY) as to whether such services were so provided, and (B) Venturian has delivered to Atio (PTY) written notice of such failure and Atio
(PTY) has failed to cure the same within 30 day of its receipt of such notice, and (C) Venturian has demanded repayment of that portion of the Prepayment for which it believes in good faith services were not provided in accordance with the terms of the License Agreement. Upon the occurrence of an Event of Default under the foregoing clause (ii), any amount of the Prepayment required to be so repaid shall constitute part of the Deferred Installments for purposes of this Agreement and any dispute among the parties as to amounts owing by the Corporation to Atio (PTY) under the License Agreement and the services that Atio
(PTY) is obligated to provide thereunder shall be resolved in accordance with the terms of the License Agreement.

              3. So long as no Event of Default has occurred, Atio shall possess all of the rights of ownership of the Shares (subject to the other terms of this Agreement), including without limitation the right to receive any dividends or other distributions thereon and the right to vote, grant consents or take written actions with respect thereto. Upon the full and timely payment of all of the Deferred Installments and the timely performance of all services for which the Prepayment was made, Venturian shall deliver to Atio the certificate representing the Shares pledged hereunder together with the executed assignment separate from certificate.

         J. INABILITY TO MAKE DISTRIBUTIONS. If, at the time the Corporation is required hereunder to purchase any Shares of any party or make any payments or distributions hereunder or under any promissory notes issued pursuant hereto, it is prohibited from doing so under Section 302A.551 of Minnesota Statutes (or such other provision of a successor or other statute as may govern such transaction), then notwithstanding anything in this Agreement to the contrary, the Corporation shall not be required to purchase such Shares or make such payment or distribution until such time as such purchase would not be so prohibited; provided, however, that the directors and responsible officers of the Corporation shall act in good faith in making any determinations or taking any actions required under Section 302A.551 of Minnesota Statutes or other provision of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

                                          VENTURIAN CORP.


                                          By  /s/ Gary B. Rappaport
                                             Its President


                                          ATIO CORPORATION INTERNATIONAL, INC.


                                          By  /s/ Willem Ellis
                                             Its Chairman


                                          /s/  Ilan Sharon
                                          Ilan Sharon


                                          VENTURIAN SOFTWARE ENTERPRISES, INC.

                                          By  /s/ Ilan Sharon
                                             Its President

         Atio Corporation (PTY) Ltd., which owns more than 50% of the issued and outstanding voting securities of Atio Corporation International, Inc., hereby agrees to observe and be bound by Sections 1.7 and 10.9 hereof and to observe and be bound by Section 6 and Section 10.8 hereof as fully as if it were a "Principal Shareholder," a "Shareholder" and "Atio" as named therein.

                                          ATIO CORPORATION (PTY) LTD.


                                          By /s/ Gary Craul
                                            Its Chief Executive